Exhibit 99.1

FOR RELEASE: IMMEDIATELY	Frank Leto, President, CEO
FOR MORE INFORMATION CONTACT:	610-581-4730
Mike Harrington, CFO
610-526-2466

Bryn Mawr Bank Corporation Reports
Fourth Quarter Net Income of $16.4 Million,
Organic Loan Growth of 7.6% over 2018,
Wealth Assets Under Management of $16.6 Billion,
Declares $0.26 Dividend

BRYN MAWR, Pa., January 16, 2020 - Bryn Mawr Bank Corporation (NASDAQ: BMTC) (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today reported net income of $16.4 million, or $0.81 diluted earnings per share for the three months ended December 31, 2019, as compared to net income of $16.4 million, or $0.81 diluted earnings per share, for the three months ended September 30, 2019, and $17.1 million, or $0.84 diluted earnings per share, for the three months ended December 31, 2018.

As detailed in the appendix to this earnings release, management calculates core net income, a non-GAAP measure, which excludes income tax charges incurred in connection with the Tax Cuts and Jobs Act, due diligence and merger-related expenses, one-time costs associated with our voluntary Years of Service Incentive Program, and other non-core income and expense items. There were no meaningful non-core income or expense items for the three months ended December 31, 2019, September 30, 2019, or December 31, 2018. A reconciliation of core net income and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

“We are excited to report a strong conclusion to 2019,” commented Frank Leto, President and Chief Executive Officer. “We believe loan growth of 4.2% over the prior quarter and 7.6% over the prior year, along with strong fee income from both wealth and capital markets are evidence of the continued success of our One BMT market strategy” Mr. Leto continued, “As we look to 2020 and what is shaping up to be a very challenging operating environment, our entire organization is focused on realizing the value of the investments in talent and technology we have made over the last few years to remain a market leader while controlling future increases in expenses until such time as the environment improves,” Mr. Leto concluded.

On January 16, 2020, the Board of Directors of the Corporation declared a quarterly dividend of $0.26 per share, payable March 1, 2020 to shareholders of record as of January 31, 2020.

SIGNIFICANT ITEMS OF NOTE

Results of Operations – Fourth Quarter 2019 Compared to Third Quarter 2019

•Net income for the three months ended December 31, 2019 was $16.4 million, relatively unchanged as compared to net income of $16.4 million for the three months ended September 30, 2019. Net interest income for the three months ended December 31, 2019 was $36.0 million, a decrease of $1.4 million over the linked quarter. The provision for loan and lease losses (the “Provision”) for the three months ended December 31, 2019 increased $1.3 million as compared to the third quarter of 2019. Total noninterest income increased $3.8 million, total noninterest expense increased $1.3 million, and income tax expense decreased $200 thousand for the three months ended December 31, 2019, as compared to the three months ended September 30, 2019.

•Net interest income for the three months ended December 31, 2019 was $36.0 million, a decrease of $1.4 million over the linked quarter. Tax-equivalent net interest income for the three months ended December 31, 2019 was $36.1 million, a decrease of $1.4 million over the linked quarter. Tax-equivalent net interest income for the fourth quarter of 2019 was positively impacted by the accretion of purchase accounting fair value marks of $1.1 million as compared to $1.6 million for the linked quarter. Excluding the effects of these purchase accounting fair value marks, the adjusted tax-equivalent net interest income for the three months ended December 31, 2019 was $35.0 million, a decrease of $931 thousand over the linked quarter. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release. Items contributing to the decrease in tax-equivalent net interest income adjusted for purchase accounting included decreases of $1.8 million and $434 thousand in tax-equivalent interest and fees earned on loans and leases and tax-equivalent interest income on available for sale investment securities, respectively, partially offset by decreases of $853 thousand and $382 thousand in interest paid on deposits and interest expense on short-term borrowings, respectively, for the three months ended December 31, 2019 as compared to the linked quarter ended September 30, 2019.

Tax-equivalent interest and fees earned on loans and leases for the three months ended December 31, 2019 decreased $2.3 million as compared to the linked quarter. The decrease was primarily due to a 35 basis point decrease in tax-equivalent yield on average loans and leases for the three months ended December 31, 2019 as compared to the linked quarter. The decrease in tax-equivalent yield was primarily due to the decreases in prime loan rates observed during the second half of the year driven by the current interest rate environment, which affected new originations and refinancing, as well as existing adjustable rate loans. The effect of the decrease in tax-equivalent yield was partially offset by an increase of $65.7 million in average loans and leases for the three months ended December 31, 2019 as compared to the linked quarter.

Tax-equivalent interest income on available for sale investment securities for the three months ended December 31, 2019 decreased $434 thousand as compared to the linked quarter. Average available for sale investment securities decreased $29.4 million over the linked quarter and experienced an 18 basis point decrease in tax-equivalent yield.

Interest expense on deposits for the three months ended December 31, 2019 decreased $836 thousand over the linked quarter. The decrease was primarily due to a 13 basis point decrease in tax-equivalent yield on average interest-bearing deposits for the three months ended December 31, 2019 as compared to the linked quarter. The effect of the decrease in tax-equivalent yield was partially offset by an increase of $22.8 million in average interest-bearing deposits for the three months ended December 31, 2019 as compared to the linked quarter.

Interest expense on short-term borrowings for the three months ended December 31, 2019 decreased $382 thousand over the linked quarter. Average short-term borrowings decreased $48.3 million coupled with a 38 basis point decrease in the rate paid as compared to the linked quarter.

•The tax-equivalent net interest margin was 3.36% for the three months ended December 31, 2019 as compared to 3.54% for the linked quarter. Adjusting for the impact of the accretion of purchase accounting fair value marks, the adjusted tax-equivalent net interest margin was 3.26% for the three months ended December 31, 2019 as compared to 3.39% for the linked quarter. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

•Noninterest income of $23.3 million for the three months ended December 31, 2019 represented a $3.8 million increase over the linked quarter. The increase was primarily due to increases of $3.3 million and $846 thousand in capital markets revenue and fees for wealth management services, respectively. Partially offsetting these increases were decreases of $176 thousand and $121 thousand in insurance commissions and other operating income, respectively. The increase in capital markets revenue was primarily due to increased volume and size of interest rate swap transactions with commercial loan customers for the three months ended December 31, 2019 as compared to the linked quarter.

•Noninterest expense of $36.4 million for the three months ended December 31, 2019 represented a $1.3 million increase over the linked quarter. Contributing to the increase were increases of $902 thousand, $710 thousand, $273 thousand, $198 thousand, and $140 thousand in salaries and wages, professional fees, other operating expense, occupancy and bank premises expense, and data processing expense, respectively. Partially offsetting these increases were decreases of $603 thousand and $472 thousand in employee benefits and Pennsylvania bank shares tax expense, respectively.

•The Provision increased $1.3 million for the three months ended December 31, 2019 to $2.2 million, as compared to $919 thousand for the third quarter of 2019. Net loan and lease charge-offs for the fourth quarter of 2019 totaled $400 thousand as compared to $1.3 million for the third quarter of 2019. The decrease in net charge-offs was largely the result of a $1.1 million recovery, during the fourth quarter of 2019, on a commercial mortgage loan which had been partially charged off in the first quarter of 2019. The effect of the $924 thousand decrease in net charge-offs on a linked quarter basis was partially offset by the increase in Provision recorded for originated loan growth during the fourth quarter of 2019. Originated loans and leases increased by $183.0 million, or 5.8%, during the fourth quarter of 2019, as compared to an increase of $48.9 million, or 1.6%, during the third quarter of 2019.

•The effective tax rate for the fourth quarter of 2019 decreased to 20.41% as compared to 21.20% for the third quarter of 2019.

Results of Operations – Fourth Quarter 2019 Compared to Fourth Quarter 2018

•Net income for the three months ended December 31, 2019 was $16.4 million, or $0.81 diluted earnings per share, as compared to net income of $17.1 million, or diluted earnings per share of $0.84 for the same period in 2018. Net interest income for the three months ended December 31, 2019 was $36.0 million, a decrease of $2.0 million as compared to the same period in 2018. The Provision for the three months ended December 31, 2019 decreased $137 thousand as compared to the same period in 2018. Total noninterest income increased $5.2 million, total noninterest expense increased $1.6 million, and income tax expense increased $2.5 million for the three months ended December 31, 2019 as compared to the same period in 2018.

•Net interest income for the three months ended December 31, 2019 was $36.0 million, a decrease of $2.0 million as compared to the same period in 2018. Tax-equivalent net interest income for the three months ended December 31, 2019 was $36.1 million, a decrease of $2.0 million as compared to the same period in 2018. Tax-equivalent net interest income for the fourth quarter of 2019 was positively impacted by the accretion of purchase accounting fair value marks of $1.1 million as compared to $2.7 million for the same period in 2018. Excluding the effects of these purchase accounting fair value marks, the adjusted tax-equivalent net interest income for the three months ended December 31, 2019 was $35.0 million, a decrease of $406 thousand as compared to the same period in 2018. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release. The decrease in adjustment for purchase accounting was primarily due to an increase of $1.5 million in interest paid on deposits for the three months ended December 31, 2019 as compared to the same period in 2018, partially offset by increases of $517 thousand and $222 thousand in tax-equivalent interest and fees earned on loans and leases and tax-equivalent interest earned on available for sale investment securities, respectively, for the three months ended December 31, 2019 as compared to the same period in 2018.

Tax-equivalent interest and fees earned on loans and leases for the three months ended December 31, 2019 decreased $948 thousand as compared to the same period in 2018. The decrease was primarily due to a 39 basis point decrease in tax-equivalent yield on average loans and leases for the three months ended December 31, 2019 as compared to the same period in 2018. The decrease in tax-equivalent yield was primarily due to the decreases in prime loan rates observed during the second half of the year, driven by the current interest rate environment, which affected yields on new originations and refinancing, as well as existing adjustable rate loans. The effect of the decrease in tax-equivalent yield was partially offset by an increase of $199.1 million in average loans and leases for the three months ended December 31, 2019 as compared to same period in 2018.

Tax-equivalent interest income on available for sale investment securities for the three months ended December 31, 2019 increased $222 thousand as compared to the same period in 2018. Average available for sale investment securities increased by $34.9 million and experienced a one basis point tax-equivalent yield increase, in each case as compared to the same period in 2018.

Interest expense on short-term borrowings and long-term FHLB advances for the three months ended December 31, 2019 decreased $126 thousand and $52 thousand, respectively, as compared to the same period in 2018. Average short-term borrowings decreased $6.8 million coupled with a 29 basis point decrease in the rate paid for the three months ended December 31, 2019 as compared to the same period in 2018. Average long-term FHLB advances decreased $13.9 million, offset by a 12 basis point increase in the rate paid for the three months ended December 31, 2019 as compared to the same period in 2018.

Interest expense on deposits for the three months ended December 31, 2019 increased $1.6 million as compared to the same period in 2018. The increase was primarily due to a 16 basis point increase in the rate paid on deposits coupled with a $196.6 million increase in average interest-bearing deposits for the three months ended December 31, 2019 as compared to the same period in 2018.

•The tax-equivalent net interest margin was 3.36% for the three months ended December 31, 2019 as compared to 3.79% for the same period in 2018. Adjusting for the impacts of the accretion of purchase accounting fair value marks, the adjusted tax-equivalent net interest margin was 3.26% and 3.52% for three months ended December 31, 2019 and 2018, respectively. The main drivers for the decrease in the adjusted tax-equivalent net interest margin were the rate and volume changes of interest-bearing assets and liabilities as discussed in the above bullet points. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

•Noninterest income of $23.3 million for the three months ended December 31, 2019 represented a $5.2 million increase over the same period in 2018. The increase was primarily due to increases of $4.1 million, $1.1 million, $655 thousand, and $207 thousand in capital markets revenue, other operating income, fees for wealth management services, and insurance commissions, respectively, partially offset by a decrease of $1.0 million in net gain on sale of loans. The increase in capital markets revenue was primarily due to increased volume and size of interest rate swap transactions with commercial loan customers for the three months ended December 31, 2019 as compared to the same period in 2018.

•Noninterest expense of $36.4 million for the three months ended December 31, 2019 represented a $1.6 million increase over the same period in 2018. Contributing to the increase were increases of $1.0 million, $746 thousand, $228 thousand, and $177 thousand in other operating expense, salaries and wages, professional fees, and data processing expense, respectively. Partially offsetting these increases were decreases of $332 thousand and $292 thousand in Pennsylvania bank shares tax expense and employee benefits, respectively.

•The Provision decreased by $137 thousand for the three months ended December 31, 2019 to $2.2 million, as compared to $2.4 million for the same period in 2018. The decrease in Provision was related to the reduced level of net loan and lease charge-offs during the fourth quarter of 2019, which totaled $400 thousand, as compared to $1.6 million for the same period in 2018. The decrease in net charge-offs on a year-over-year basis was largely the result of a $1.1 million recovery, during the fourth quarter of 2019, on a commercial mortgage loan which had been partially charged off in the first quarter of 2019. The effect of the decreased level of net charge-offs was partially offset by the increase in Provision recorded for originated loan growth during the fourth quarter of 2019. Originated loans and leases increased by $183.0 million, or 5.8%, during the fourth quarter of 2019, as compared to an increase of $133.1 million, or 4.8%, during the same period in 2018.

•The effective tax rate for the fourth quarter of 2019 increased as compared to the fourth quarter of 2018. The increase in the effective tax rate was primarily due to a $2.6 million tax benefit recorded in the fourth quarter of 2018 for certain discrete items included on our 2017 tax return which was filed during the fourth quarter of 2018. The effective tax rate for the years ended December 31, 2019 and December 31, 2018, excluding discrete income tax benefits, was 21.06% and 21.66%, respectively.

Financial Condition – December 31, 2019 Compared to December 31, 2018

•Total assets as of December 31, 2019 were $5.26 billion, an increase of $610.8 million from December 31, 2018. The increase is primarily due to the increases in portfolio loans and leases and available for sale investment securities discussed in the bullet points below, as well as $41.0 million of operating lease right-of-use assets as of December 31, 2019 included on the balance sheet as a result of a required accounting pronouncement adopted in the first quarter of 2019.

•Available for sale investment securities as of December 31, 2019 totaled $1.01 billion, an increase of $268.5 million from December 31, 2018. The increase was primarily due to the purchase of $500.0 million of short-term U.S. Treasury securities included on the balance sheet as of December 31, 2019, an increase of $300.0 million as compared to $200.0 million as of December 31, 2018. This increase in U.S. Treasury securities coupled with a $76.1 million increase in mortgage-backed securities, respectively, were partially offset by decreases of $93.8 million, $7.4 million, and $6.0 million in U.S. government and agency securities, collateralized mortgage obligations, and state & political subdivision securities, respectively.

•Total portfolio loans and leases of $3.69 billion as of December 31, 2019 increased by $262.2 million from December 31, 2018, an increase of 7.6%. Increases of $256.0 million, $20.5 million, $13.7 million, and $10.3 million in commercial mortgages, leases, commercial and industrial loans, and consumer loans, respectively, were offset by decreases of $21.2 million, $12.7 million, and $4.5 million in construction loans, home equity loans and lines, and residential mortgages, respectively.

•The allowance for loan and lease losses (the “Allowance”) as of December 31, 2019 was $22.6 million, or 0.61% of portfolio loans and leases, as compared to $19.4 million, or 0.57% of portfolio loans and leases, as of December 31, 2018. In addition to the ratio of Allowance to portfolio loans and leases, management also calculates two non-GAAP measures: the Allowance for originated loans and leases as a percentage of originated loans and leases, which was 0.68% as of December 31, 2019, as compared to 0.67% as of December 31, 2018, and the Allowance plus the remaining loan mark as a percentage of gross loans, which was 0.91% as of December 31, 2019, as compared to 1.08% as of December 31, 2018. A reconciliation of these and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

On January 1, 2020, the Corporation adopted ASU 2016-13 (Topic 326), Measurement of Credit Losses on Financial Instruments, or “CECL.” Management is finalizing certain key assumptions to be used in our CECL model and methodologies, however we expect an initial increase to the allowance for credit losses for loans and leases (“ACL”) not to exceed 130% of the December 31, 2019 Allowance, or an incremental increase to the December 31, 2019 Allowance of approximately $6.8 million. When finalized, this one-time increase to the ACL as a result of the adoption of the CECL model will be recorded, net of tax, as an adjustment to retained earnings effective January 1, 2020. This estimate is subject to change based on continuing refinement and validation of the model and methodologies as well as changes in forecasted macroeconomic conditions. Ongoing impacts of the CECL methodology will be dependent upon changes in economic conditions and forecasts, originated and acquired loan and lease portfolio composition, portfolio duration, and other factors.

•Deposits of $3.84 billion as of December 31, 2019 increased $243.2 million from December 31, 2018. Increases of $280.2 million, $243.8 million, and $122.8 million in interest-bearing demand accounts, money market accounts, and wholesale non-maturity deposits, respectively, were offset by decreases of $236.0 million, $137.6 million, $26.6 million, and $3.4 million in wholesale time deposits, retail time deposits, savings accounts, and noninterest bearing deposits, respectively.

•Borrowings of $665.9 million as of December 31, 2019, which include short-term borrowings, long-term FHLB advances, subordinated notes and junior subordinated debentures increased $238.1 million from December 31, 2018, primarily due to an increase of $240.9 million in short-term borrowings.

•Wealth assets under management, administration, supervision and brokerage (“wealth assets”) totaled $16.55 billion as of December 31, 2019, an increase of $3.12 billion from December 31, 2018. Wealth assets consisted of $9.57 billion of wealth assets where fees are set at fixed amounts and $6.98 billion of wealth assets where fees are predominantly determined based on the market value of the assets held in their accounts as of December 31, 2019, an increase of $1.91 billion and $1.21 billion, respectively, from December 31, 2018.

•The capital ratios for the Bank and the Corporation, as of December 31, 2019, as shown in the attached tables, indicate regulatory capital levels in excess of the regulatory minimums and the levels necessary for the Bank to be considered “well capitalized.”

FORWARD LOOKING STATEMENTS AND SAFE HARBOR

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may,” “would,” “should,” “could,” “will,” “likely,” “possibly,” “expect,” “anticipate,” “intend,” “indicate,” “estimate,” “target,” “potentially,” “promising,” “probably,” “outlook,” “predict,” “contemplate,” “continue,” “plan,” “forecast,” “project,” “are optimistic,” “are looking,” “are looking forward” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation's control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices or or accounting standards, including ASU 2016-13 (Topic 326), “Measurement of Credit Losses on Financial Instruments,” commonly referenced as the Current Expected Credit Loss (“CECL”) model, which will change how we estimate credit losses and may increase the required level of our allowance for credit losses after adoption on January 1, 2020; unanticipated regulatory or legal proceedings, outcomes of litigation or other contingencies; cybersecurity events; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisitions; uncertainty regarding the future of LIBOR; and other factors as described in our securities filings. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, as updated by our quarterly or other reports subsequently filed with the U.S. Securities and Exchange Commission.

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Bryn Mawr Bank Corporation
Summary Financial Information (unaudited)
(dollars in thousands, except per share data)

	As of or For the Three Months Ended					For the Twelve Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Consolidated Balance Sheet (selected items)
Interest-bearing deposits with banks	$42,328	$86,158	$49,643	$29,449	$34,357
Investment securities	1,027,182	625,452	606,844	578,629	753,628
Loans held for sale	4,249	5,767	6,333	2,884	1,749
Portfolio loans and leases	3,689,313	3,540,747	3,534,665	3,523,514	3,427,154
Allowance for loan and lease losses ("ALLL")	(22,602)	(20,777)	(21,182)	(20,616)	(19,426)
Goodwill and other intangible assets	203,143	204,096	205,050	206,006	207,467
Total assets	5,263,259	4,828,641	4,736,565	4,631,993	4,652,485
Deposits - interest-bearing	2,944,072	2,794,079	2,691,502	2,755,307	2,697,468
Deposits - non-interest-bearing	898,173	904,409	940,911	882,310	901,619
Short-term borrowings	493,219	203,471	207,828	124,214	252,367
Long-term FHLB advances	52,269	44,735	47,941	55,407	55,374
Subordinated notes	98,705	98,660	98,616	98,571	98,526
Jr. subordinated debentures	21,753	21,709	21,665	21,622	21,580
Total liabilities	4,651,032	4,227,706	4,146,410	4,056,886	4,087,781
Total shareholders' equity	612,227	600,935	590,155	575,107	564,704
Average Balance Sheet (selected items)
Interest-bearing deposits with banks	66,060	48,597	37,843	32,742	38,957	46,408	37,550
Investment securities	593,289	622,336	587,518	569,915	554,265	593,409	546,549
Loans held for sale	4,160	4,375	3,353	1,214	2,005	3,286	3,551
Portfolio loans and leases	3,594,449	3,528,548	3,520,866	3,476,525	3,397,479	3,530,416	3,352,744
Total interest-earning assets	4,257,958	4,203,856	4,149,580	4,080,396	3,992,706	4,173,519	3,940,394
Goodwill and intangible assets	203,663	204,637	205,593	206,716	207,893	205,143	207,343
Total assets	4,775,407	4,760,074	4,651,625	4,545,129	4,413,000	4,683,901	4,352,122
Deposits - interest-bearing	2,799,050	2,776,226	2,794,854	2,674,194	2,602,412	2,761,463	2,506,557
Short-term borrowings	121,612	169,985	68,529	157,652	128,429	129,457	178,582
Long-term FHLB advances	53,443	45,698	52,397	55,385	67,363	51,709	93,503
Subordinated notes	98,681	98,634	98,587	98,542	98,497	98,612	98,462
Jr. subordinated debentures	21,726	21,680	21,637	21,595	21,553	21,660	21,491
Total interest-bearing liabilities	3,094,512	3,112,223	3,036,004	3,007,368	2,918,254	3,062,901	2,898,595
Total liabilities	4,168,899	4,164,763	4,070,160	3,973,043	3,856,694	4,094,946	3,810,537
Total shareholders' equity	606,508	595,311	581,465	572,086	556,306	588,955	541,585

Bryn Mawr Bank Corporation
Summary Financial Information (unaudited)
(dollars in thousands, except per share data)

	As of or For the Three Months Ended					For the Twelve Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Income Statement
Net interest income	$35,985	$37,398	$36,611	$37,647	$37,987	$147,641	$149,471
Provision for loan and lease losses	2,225	919	1,627	3,736	2,362	8,507	7,193
Noninterest income	23,255	19,455	20,221	19,253	18,097	82,184	75,982
Noninterest expense	36,430	35,173	35,188	39,724	34,845	146,515	140,303
Income tax expense	4,202	4,402	4,239	2,764	1,746	15,607	14,165
Net income	16,383	16,359	15,778	10,676	17,131	59,196	63,792
Net loss attributable to noncontrolling interest	(1)	(1)	(7)	(1)	(5)	(10)	—
Net income attributable to Bryn Mawr Bank Corporation	16,384	16,360	15,785	10,677	17,136	59,206	63,792
Basic earnings per share	0.81	0.81	0.78	0.53	0.85	2.94	3.15
Diluted earnings per share	0.81	0.81	0.78	0.53	0.84	2.93	3.13
Net income (core) (1)	16,384	16,360	15,785	14,230	17,167	62,759	70,620
Basic earnings per share (core) (1)	0.81	0.81	0.78	0.71	0.85	3.12	3.49
Diluted earnings per share (core) (1)	0.81	0.81	0.78	0.70	0.84	3.10	3.46
Dividends paid or accrued per share	0.26	0.26	0.26	0.25	0.25	1.03	0.94
Profitability Indicators
Return on average assets	1.36%	1.36%	1.36%	0.95%	1.54%	1.26%	1.47%
Return on average equity	10.72%	10.90%	10.89%	7.57%	12.22%	10.05%	11.78%
Return on tangible equity(1)	16.85%	17.35%	17.62%	12.65%	20.37%	16.18%	19.91%
Return on tangible equity (core)(1)	16.85%	17.35%	17.62%	16.59%	20.40%	17.10%	21.95%
Return on average assets (core)(1)	1.36%	1.36%	1.36%	1.27%	1.54%	1.34%	1.62%
Return on average equity (core)(1)	10.72%	10.90%	10.89%	10.09%	12.24%	10.66%	13.04%
Tax-equivalent net interest margin	3.36%	3.54%	3.55%	3.75%	3.79%	3.55%	3.80%
Efficiency ratio(1)	59.89%	60.19%	60.23%	60.26%	60.35%	60.14%	57.17%
Share Data
Closing share price	$41.24	$36.51	$37.32	$36.13	$34.40
Book value per common share	$30.42	$29.86	$29.31	$28.52	$28.01
Tangible book value per common share	$20.36	$19.75	$19.16	$18.34	$17.75
Price / book value	135.57%	122.27%	127.33%	126.68%	122.81%
Price / tangible book value	202.55%	184.86%	194.78%	197.00%	193.80%
Weighted average diluted shares outstanding	20,213,008	20,208,630	20,244,409	20,271,661	20,321,283	20,233,371	20,390,167
Shares outstanding, end of period	20,126,296	20,124,193	20,131,854	20,167,729	20,163,816
Wealth Management Information:
Wealth assets under mgmt, administration, supervision and brokerage (2)	$16,548,060	$15,609,786	$14,815,298	$14,736,512	$13,429,544
Fees for wealth management services	$11,672	$10,826	$11,510	$10,392	$11,017

Bryn Mawr Bank Corporation
Summary Financial Information (unaudited)
(dollars in thousands, except per share data)

	As of or For the Three Months Ended					For the Twelve Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Capital Ratios(3)
Bryn Mawr Trust Company ("BMTC")
Tier I capital to risk weighted assets ("RWA")	11.48%	12.17%	11.83%	11.30%	11.42%
Total capital to RWA	12.09%	12.75%	12.42%	11.87%	11.99%
Tier I leverage ratio	9.37%	9.75%	9.61%	9.48%	9.48%
Tangible equity ratio (1)	8.58%	9.75%	9.58%	9.34%	8.95%
Common equity Tier I capital to RWA	11.48%	12.17%	11.83%	11.30%	11.42%

Bryn Mawr Bank Corporation ("BMBC")
Tier I capital to RWA	11.43%	11.33%	11.12%	10.72%	10.92%
Total capital to RWA	14.70%	14.61%	14.44%	14.00%	14.30%
Tier I leverage ratio	9.33%	9.07%	9.04%	8.99%	9.06%
Tangible equity ratio (1)	8.10%	8.60%	8.51%	8.35%	8.05%
Common equity Tier I capital to RWA	10.87%	10.75%	10.54%	10.14%	10.32%

Asset Quality Indicators
Net loan and lease charge-offs ("NCO"s)	$400	$1,324	$1,061	$2,546	$1,620	$5,331	$5,292

Nonperforming loans and leases ("NPL"s)	$10,648	$14,119	$12,179	$19,283	$12,820
Other real estate owned ("OREO")	—	72	155	84	417
Total nonperforming assets ("NPA"s)	$10,648	$14,191	$12,334	$19,367	$13,237

Nonperforming loans and leases 30 or more days past due	$6,314	$4,940	$8,224	$8,489	$7,765
Performing loans and leases 30 to 89 days past due	7,196	5,273	9,466	6,432	5,464
Performing loans and leases 90 or more days past due	—	—	—	—	—
Total delinquent loans and leases	$13,510	$10,213	$17,690	$14,921	$13,229

Delinquent loans and leases to total loans and leases	0.37%	0.29%	0.50%	0.42%	0.39%
Delinquent performing loans and leases to total loans and leases	0.19%	0.15%	0.27%	0.18%	0.16%
NCOs / average loans and leases (annualized)	0.04%	0.15%	0.12%	0.30%	0.19%	0.15%	0.16%
NPLs / total portfolio loans and leases	0.29%	0.40%	0.34%	0.55%	0.37%
NPAs / total loans and leases and OREO	0.29%	0.40%	0.35%	0.55%	0.39%
NPAs / total assets	0.20%	0.29%	0.26%	0.42%	0.28%
ALLL / NPLs	212.27%	147.16%	173.92%	106.91%	151.53%
ALLL / portfolio loans	0.61%	0.59%	0.60%	0.59%	0.57%
ALLL for originated loans and leases / Originated loans and leases (1)	0.68%	0.66%	0.68%	0.68%	0.67%
(Total ALLL + Loan mark) / Total Gross portfolio loans and leases (1)	0.91%	0.92%	1.00%	1.03%	1.08%

Troubled debt restructurings ("TDR"s) included in NPLs	$3,018	$5,755	$4,190	$4,057	$1,217
TDRs in compliance with modified terms	5,071	5,069	5,141	5,149	9,745
Total TDRs	$8,089	$10,824	$9,331	$9,206	$10,962
(1)Non-GAAP measure - see Appendix for Non-GAAP to GAAP reconciliation.
(2)Brokerage assets represent assets held at a registered broker dealer under a clearing agreement.
(3)Capital Ratios for the current quarter are to be considered preliminary until the Call Reports are filed.

Bryn Mawr Bank Corporation
Detailed Balance Sheets (unaudited)
(dollars in thousands)

	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Assets
Cash and due from banks	$11,603	$8,582	$13,742	$13,656	$14,099
Interest-bearing deposits with banks	42,328	86,158	49,643	29,449	34,357
Cash and cash equivalents	53,931	94,740	63,385	43,105	48,456
Investment securities, available for sale	1,005,984	604,181	588,119	559,983	737,442
Investment securities, held to maturity	12,577	12,947	10,209	10,457	8,684
Investment securities, trading	8,621	8,324	8,516	8,189	7,502
Loans held for sale	4,249	5,767	6,333	2,884	1,749
Portfolio loans and leases, originated	3,320,816	3,137,769	3,088,849	3,032,270	2,885,251
Portfolio loans and leases, acquired	368,497	402,978	445,816	491,244	541,903
Total portfolio loans and leases	3,689,313	3,540,747	3,534,665	3,523,514	3,427,154
Less: Allowance for losses on originated loan and leases	(22,526)	(20,675)	(21,076)	(20,519)	(19,329)
Less: Allowance for losses on acquired loan and leases	(76)	(102)	(106)	(97)	(97)
Total allowance for loan and lease losses	(22,602)	(20,777)	(21,182)	(20,616)	(19,426)
Net portfolio loans and leases	3,666,711	3,519,970	3,513,483	3,502,898	3,407,728
Premises and equipment	64,965	66,439	68,092	67,279	65,648
Operating lease right-of-use assets	40,961	42,200	43,116	43,985	—
Accrued interest receivable	12,482	12,746	13,312	13,123	12,585
Mortgage servicing rights	4,450	4,580	4,744	4,910	5,047
Bank owned life insurance	59,079	58,749	58,437	58,138	57,844
Federal Home Loan Bank ("FHLB") stock	23,744	16,148	14,677	10,526	14,530
Goodwill	184,012	184,012	184,012	184,012	184,012
Intangible assets	19,131	20,084	21,038	21,994	23,455
Other investments	16,683	16,683	16,517	16,526	16,526
Other assets	85,679	161,071	122,575	83,984	61,277
Total assets	$5,263,259	$4,828,641	$4,736,565	$4,631,993	$4,652,485

Liabilities
Deposits
Noninterest-bearing	$898,173	$904,409	$940,911	$882,310	$901,619
Interest-bearing	2,944,072	2,794,079	2,691,502	2,755,307	2,697,468
Total deposits	3,842,245	3,698,488	3,632,413	3,637,617	3,599,087
Short-term borrowings	493,219	203,471	207,828	124,214	252,367
Long-term FHLB advances	52,269	44,735	47,941	55,407	55,374
Subordinated notes	98,705	98,660	98,616	98,571	98,526
Jr. subordinated debentures	21,753	21,709	21,665	21,622	21,580
Operating lease liabilities	45,258	46,506	47,393	48,224	—
Accrued interest payable	6,248	9,015	8,244	8,674	6,652
Other liabilities	91,335	105,122	82,310	62,557	54,195
Total liabilities	4,651,032	4,227,706	4,146,410	4,056,886	4,087,781

Shareholders' equity
Common stock	24,650	24,646	24,583	24,577	24,545
Paid-in capital in excess of par value	378,606	377,806	376,652	375,655	374,010
Less: common stock held in treasury, at cost	(81,174)	(81,089)	(78,583)	(76,974)	(75,883)
Accumulated other comprehensive income (loss), net of tax	2,187	2,698	1,700	(3,278)	(7,513)
Retained earnings	288,653	277,568	266,496	255,813	250,230
Total Bryn Mawr Bank Corporation shareholders' equity	612,922	601,629	590,848	575,793	565,389
Noncontrolling interest	(695)	(694)	(693)	(686)	(685)
Total shareholders' equity	612,227	600,935	590,155	575,107	564,704
Total liabilities and shareholders' equity	$5,263,259	$4,828,641	$4,736,565	$4,631,993	$4,652,485

Bryn Mawr Bank Corporation
Supplemental Balance Sheet Information (unaudited)
(dollars in thousands)

	Portfolio Loans and Leases as of
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Commercial mortgages	$1,913,430	$1,762,382	$1,755,798	$1,746,695	$1,657,436
Home equity loans and lines	194,640	198,030	203,852	204,791	207,351
Residential mortgages	489,903	505,304	506,093	502,379	494,355
Construction	159,867	151,593	152,554	159,761	181,078
Total real estate loans	2,757,840	2,617,309	2,618,297	2,613,626	2,540,220
Commercial & Industrial	709,257	709,808	704,167	705,701	695,584
Consumer	57,138	50,481	49,335	47,821	46,814
Leases	165,078	163,149	162,866	156,366	144,536
Total non-real estate loans and leases	931,473	923,438	916,368	909,888	886,934
Total portfolio loans and leases	$3,689,313	$3,540,747	$3,534,665	$3,523,514	$3,427,154

	Nonperforming Loans and Leases as of
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Commercial mortgages	$4,270	$7,819	$6,072	$5,558	$2,568
Home equity loans and lines	779	790	49	6,904	3,616
Residential mortgages	318	301	701	2,863	3,452
Construction	—	—	—	—	—
Total nonperforming real estate loans	5,367	8,910	6,822	15,325	9,636
Commercial & Industrial	4,337	4,141	4,495	2,965	2,101
Consumer	61	75	60	80	108
Leases	883	993	802	913	975
Total nonperforming non-real estate loans and leases	5,281	5,209	5,357	3,958	3,184
Total nonperforming portfolio loans and leases	$10,648	$14,119	$12,179	$19,283	$12,820

	Net Loan and Lease Charge-Offs (Recoveries) for the Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Commercial mortgage	$(781)	$656	$(3)	$1,373	$249
Home equity loans and lines	33	(22)	180	46	107
Residential	95	(7)	339	329	304
Construction	(1)	(1)	(1)	(1)	—
Total net charge-offs of real estate loans	(654)	626	515	1,747	660
Commercial & Industrial	248	8	(18)	391	298
Consumer	223	181	119	94	147
Leases	583	509	445	314	515
Total net charge-offs of non-real estate loans and leases	1,054	698	546	799	960
Total net charge-offs	$400	$1,324	$1,061	$2,546	$1,620

Bryn Mawr Bank Corporation
Supplemental Balance Sheet Information (unaudited)
(dollars in thousands)

	Investment Securities Available for Sale, at Fair Value
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
U.S. Treasury securities	$500,101	$101	$101	$100	$200,013
Obligations of the U.S. Government and agencies	102,020	172,753	192,799	186,746	195,855
State & political subdivisions - tax-free	5,379	6,327	6,700	8,468	11,162
State & political subdivisions - taxable	—	—	170	170	170
Mortgage-backed securities	366,002	388,891	348,975	322,913	289,890
Collateralized mortgage obligations	31,832	35,459	38,724	40,486	39,252
Other debt securities	650	650	650	1,100	1,100
Total investment securities available for sale, at fair value	$1,005,984	$604,181	$588,119	$559,983	$737,442

	Unrealized Gain (Loss) on Investment Securities Available for Sale
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
U.S. Treasury securities	$35	$1	$1	$—	$(13)
Obligations of the U.S. Government and agencies	(159)	188	275	(1,334)	(2,749)
State & political subdivisions - tax-free	13	8	8	(5)	(39)
State & political subdivisions - taxable	—	—	—	—	(1)
Mortgage-backed securities	5,025	4,605	3,364	(696)	(4,186)
Collateralized mortgage obligations	36	180	89	(510)	(898)
Other debt securities	—	—	—	—	—
Total unrealized gains (losses) on investment securities available for sale	$4,950	$4,982	$3,737	$(2,545)	$(7,886)

	Deposits
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Interest-bearing deposits:
Interest-bearing demand	$944,915	$778,809	$745,134	$664,683	$664,749
Money market	1,106,478	983,170	966,596	961,348	862,644
Savings	220,450	248,539	263,830	265,613	247,081
Retail time deposits	405,123	467,346	502,745	531,522	542,702
Wholesale non-maturity deposits	177,865	274,121	100,047	47,744	55,031
Wholesale time deposits	89,241	42,094	113,150	284,397	325,261
Total interest-bearing deposits	2,944,072	2,794,079	2,691,502	2,755,307	2,697,468
Noninterest-bearing deposits	898,173	904,409	940,911	882,310	901,619
Total deposits	$3,842,245	$3,698,488	$3,632,413	$3,637,617	$3,599,087

Bryn Mawr Bank Corporation
Detailed Income Statements (unaudited)
(dollars in thousands, except per share data)

	For the Three Months Ended					For the Twelve Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Interest income:
Interest and fees on loans and leases	$43,220	$45,527	$44,783	$44,837	$44,157	$178,367	$168,638
Interest on cash and cash equivalents	195	143	73	132	83	543	264
Interest on investment securities	3,545	3,903	3,532	3,499	3,294	14,479	12,153
Total interest income	46,960	49,573	48,388	48,468	47,534	193,389	181,055
Interest expense:
Interest on deposits	8,674	9,510	9,655	8,097	7,048	35,936	20,552
Interest on short-term borrowings	555	937	357	943	681	2,792	3,392
Interest on FHLB advances	279	243	269	278	331	1,069	1,777
Interest on jr. subordinated debentures	323	340	352	358	342	1,373	1,288
Interest on subordinated notes	1,144	1,145	1,144	1,145	1,145	4,578	4,575
Total interest expense	10,975	12,175	11,777	10,821	9,547	45,748	31,584
Net interest income	35,985	37,398	36,611	37,647	37,987	147,641	149,471
Provision for loan and lease losses (the "Provision")	2,225	919	1,627	3,736	2,362	8,507	7,193
Net interest income after Provision	33,760	36,479	34,984	33,911	35,625	139,134	142,278
Noninterest income:
Fees for wealth management services	11,672	10,826	11,510	10,392	11,017	44,400	42,326
Insurance commissions	1,666	1,842	1,697	1,672	1,459	6,877	6,808
Capital markets revenue	5,455	2,113	1,489	2,219	1,367	11,276	4,848
Service charges on deposits	858	856	852	808	798	3,374	2,989
Loan servicing and other fees	489	555	553	609	539	2,206	2,259
Net gain on sale of loans	597	674	752	319	1,606	2,342	3,283
Net gain on sale of investment securities available for sale	—	—	—	—	—	—	7
Net (loss) gain on sale of other real estate owned	(48)	(12)	—	(24)	3	(84)	295
Dividends on FHLB and FRB stocks	432	346	316	411	305	1,505	1,621
Other operating income	2,134	2,255	3,052	2,847	1,003	10,288	11,546
Total noninterest income	23,255	19,455	20,221	19,253	18,097	82,184	75,982
Noninterest expense:
Salaries and wages	18,667	17,765	17,038	20,901	17,921	74,371	66,671
Employee benefits	2,685	3,288	3,317	4,166	2,977	13,456	12,918
Occupancy and bank premises	3,206	3,008	3,125	3,252	3,135	12,591	11,599
Furniture, fixtures and equipment	2,401	2,335	2,568	2,389	2,370	9,693	8,407
Advertising	599	587	504	415	540	2,105	1,719
Amortization of intangible assets	953	954	956	938	997	3,801	3,656
Impairment (recovery) of mortgage servicing rights ("MSRs")	13	(19)	10	17	101	21	27
Due diligence, merger-related and merger integration expenses	—	—	—	—	—	—	7,761
Professional fees	1,754	1,044	1,316	1,320	1,526	5,434	4,203
Pennsylvania bank shares tax	42	514	513	409	374	1,478	1,792
Data processing	1,517	1,377	1,303	1,320	1,340	5,517	4,942
Other operating expenses	4,593	4,320	4,538	4,597	3,564	18,048	16,608
Total noninterest expense	36,430	35,173	35,188	39,724	34,845	146,515	140,303
Income before income taxes	20,585	20,761	20,017	13,440	18,877	74,803	77,957
Income tax expense	4,202	4,402	4,239	2,764	1,746	15,607	14,165
Net income	$16,383	$16,359	$15,778	$10,676	$17,131	$59,196	$63,792
Net loss attributable to noncontrolling interest	(1)	(1)	(7)	(1)	(5)	(10)	—
Net income attributable to Bryn Mawr Bank Corporation	$16,384	$16,360	$15,785	$10,677	$17,136	$59,206	$63,792

Per share data:
Weighted average shares outstanding	20,124,553	20,132,117	20,144,651	20,168,498	20,225,993	20,142,306	20,234,792
Dilutive common shares	88,455	76,513	99,758	103,163	95,290	91,065	155,375
Weighted average diluted shares	20,213,008	20,208,630	20,244,409	20,271,661	20,321,283	20,233,371	20,390,167
Basic earnings per common share	$0.81	$0.81	$0.78	$0.53	$0.85	$2.94	$3.15
Diluted earnings per common share	$0.81	$0.81	$0.78	$0.53	$0.84	$2.93	$3.13
Dividends paid or accrued per share	$0.26	$0.26	$0.26	$0.25	$0.25	$1.03	$0.94
Effective tax rate	20.41%	21.20%	21.18%	20.57%	9.25%	20.86%	18.17%

Bryn Mawr Bank Corporation
Tax-Equivalent Net Interest Margin (unaudited)
(dollars in thousands, except per share data)

	For the Three Months Ended															For the Twelve Months Ended
	December 31, 2019			September 30, 2019			June 30, 2019			March 31, 2019			December 31, 2018			December 31, 2019			December 31, 2018
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid

Assets:
Interest-bearing deposits with other banks	$66,060	$195	1.17%	$48,597	$143	1.17%	$37,843	$73	0.77%	$32,742	$132	1.64%	$38,957	$83	0.85%	$46,408	$543	1.17%	$37,550	$264	0.70%
Investment securities - available for sale:
Taxable	566,359	3,334	2.34%	594,975	3,765	2.51%	560,999	3,400	2.43%	543,687	3,363	2.51%	524,117	3,075	2.33%	566,645	13,862	2.45%	513,114	11,457	2.23%
Tax-exempt	5,844	33	2.24%	6,594	36	2.17%	7,530	43	2.29%	9,795	55	2.28%	13,184	70	2.11%	7,428	167	2.25%	16,966	346	2.04%
Total investment securities - available for sale	572,203	3,367	2.33%	601,569	3,801	2.51%	568,529	3,443	2.43%	553,482	3,418	2.50%	537,301	3,145	2.32%	574,073	14,029	2.44%	530,080	11,803	2.23%

Investment securities - held to maturity	12,756	84	2.61%	12,360	80	2.57%	10,417	71	2.73%	8,804	67	3.09%	8,761	63	2.85%	11,099	302	2.72%	8,232	234	2.84%
Investment securities - trading	8,330	99	4.72%	8,407	27	1.27%	8,572	24	1.12%	7,629	22	1.17%	8,203	96	4.64%	8,237	172	2.09%	8,237	169	2.05%

Loans and leases *	3,598,609	43,326	4.78%	3,532,923	45,642	5.13%	3,524,219	44,903	5.11%	3,477,739	44,958	5.24%	3,399,484	44,274	5.17%	3,533,702	178,829	5.06%	3,356,295	169,024	5.04%

Total interest-earning assets	4,257,958	47,071	4.39%	4,203,856	49,693	4.69%	4,149,580	48,514	4.69%	4,080,396	48,597	4.83%	3,992,706	47,661	4.74%	4,173,519	193,875	4.65%	3,940,394	181,494	4.61%

Cash and due from banks	9,829			12,890			13,725			14,414			13,962			12,703			9,853
Less: allowance for loan and lease losses	(21,124)			(21,438)			(20,844)			(19,887)			(18,625)			(20,828)			(18,447)
Other assets	528,744			564,766			509,164			470,206			424,957			518,507			420,322

Total assets	$4,775,407			$4,760,074			$4,651,625			$4,545,129			$4,413,000			$4,683,901			$4,352,122

Liabilities:

Interest-bearing deposits:
Savings, NOW and market rate deposits	$2,149,623	$5,659	1.04%	$1,996,181	$5,445	1.08%	$1,928,755	$5,040	1.05%	$1,798,103	$3,764	0.85%	$1,704,065	$2,883	0.67%	$1,969,205	$19,908	1.01%	$1,715,239	$8,860	0.52%
Wholesale deposits	214,229	1,024	1.90%	299,309	1,729	2.29%	345,782	2,143	2.49%	342,696	2,012	2.38%	346,134	1,986	2.28%	300,148	6,908	2.30%	251,384	5,021	2.00%
Retail time deposits	435,198	1,991	1.82%	480,736	2,336	1.93%	520,317	2,472	1.91%	533,395	2,321	1.76%	552,213	2,179	1.57%	492,110	9,120	1.85%	539,934	6,671	1.24%
Total interest-bearing deposits	2,799,050	8,674	1.23%	2,776,226	9,510	1.36%	2,794,854	9,655	1.39%	2,674,194	8,097	1.23%	2,602,412	7,048	1.07%	2,761,463	35,936	1.30%	2,506,557	20,552	0.82%

Borrowings:
Short-term borrowings	121,612	555	1.81%	169,985	937	2.19%	68,529	357	2.09%	157,652	943	2.43%	128,429	681	2.10%	129,457	2,792	2.16%	178,582	3,392	1.90%
Long-term FHLB advances	53,443	279	2.07%	45,698	243	2.11%	52,397	269	2.06%	55,385	278	2.04%	67,363	331	1.95%	51,709	1,069	2.07%	93,503	1,777	1.90%
Subordinated notes	98,681	1,144	4.60%	98,634	1,145	4.61%	98,587	1,144	4.65%	98,542	1,145	4.71%	98,497	1,145	4.61%	98,612	4,578	4.64%	98,462	4,575	4.65%
Jr. subordinated debt	21,726	323	5.90%	21,680	340	6.22%	21,637	352	6.53%	21,595	358	6.72%	21,553	342	6.30%	21,660	1,373	6.34%	21,491	1,288	5.99%
Total borrowings	295,462	2,301	3.09%	335,997	2,665	3.15%	241,150	2,122	3.53%	333,174	2,724	3.32%	315,842	2,499	3.14%	301,438	9,812	3.26%	392,038	11,032	2.81%

Total interest-bearing liabilities	3,094,512	10,975	1.41%	3,112,223	12,175	1.55%	3,036,004	11,777	1.56%	3,007,368	10,821	1.46%	2,918,254	9,547	1.30%	3,062,901	45,748	1.49%	2,898,595	31,584	1.09%

Noninterest-bearing deposits	915,128			903,314			909,945			871,726			878,047			900,156			856,506
Other liabilities	159,259			149,226			124,211			93,949			60,393			131,889			55,436
Total noninterest-bearing liabilities	1,074,387			1,052,540			1,034,156			965,675			938,440			1,032,045			911,942

Total liabilities	4,168,899			4,164,763			4,070,160			3,973,043			3,856,694			4,094,946			3,810,537

Shareholders' equity	606,508			595,311			581,465			572,086			556,306			588,955			541,585

Total liabilities and shareholders' equity	$4,775,407			$4,760,074			$4,651,625			$4,545,129			$4,413,000			$4,683,901			$4,352,122

Net interest spread			2.98%			3.14%			3.13%			3.37%			3.44%			3.16%			3.52%
Effect of noninterest-bearing sources			0.38%			0.40%			0.42%			0.38%			0.35%			0.39%			0.28%

Tax-equivalent net interest margin		$36,096	3.36%		$37,518	3.54%		$36,737	3.55%		$37,776	3.75%		$38,114	3.79%		$148,127	3.55%		$149,910	3.80%

Tax-equivalent adjustment		$111	0.01%		$120	0.01%		$126	0.01%		$129	0.01%		$127	0.01%		$486	0.01%		$439	0.01%
* Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.

Bryn Mawr Bank Corporation
Tax-Equivalent Net Interest Margin (unaudited)
(dollars in thousands, except per share data)
Supplemental Information Regarding Accretion of Fair Value Marks

	For the Three Months Ended											For the Twelve Months Ended
	December 31, 2019			September 30, 2019		June 30, 2019		March 31, 2019		December 31, 2018		December 31, 2019		December 31, 2018
(dollars in thousands)	Interest	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate
Loans and leases	Income	$1,027	0.11%	$1,501	0.17%	$1,193	0.14%	$1,997	0.23%	$2,492	0.29%	$5,718	0.16%	$8,603	0.26%
Retail time deposits	Expense	(134)	(0.12)%	(151)	(0.12)%	(171)	(0.13)%	(222)	(0.17)%	(279)	(0.20)%	(678)	(0.14)%	(1,309)	(0.24)%
Long-term FHLB advances	Expense	34	0.25%	34	0.30%	34	0.26%	33	0.24%	34	0.20%	135	0.26%	106	0.11%
Jr. subordinated debt	Expense	44	0.80%	44	0.81%	43	0.80%	42	0.79%	42	0.77%	173	0.80%	164	0.76%
Net interest income from fair value marks		$1,083		$1,574		$1,287		$2,144		$2,695		$6,088		$9,642
Purchase accounting effect on tax-equivalent margin			0.10%		0.15%		0.12%		0.21%		0.27%		0.15%		0.24%

Bryn Mawr Bank Corporation
Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)
(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended					As of or For the Twelve Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Reconciliation of Net Income to Net Income (core):
Net income attributable to BMBC (a GAAP measure)	$16,384	$16,360	$15,785	$10,677	$17,136	$59,206	$63,792
Less: Tax-effected non-core noninterest income:
Gain on sale of investment securities available for sale	—	—	—	—	—	—	(6)
Add: Tax-effected non-core noninterest expense items:
Due diligence, merger-related and merger integration expenses	—	—	—	—	—	—	6,131
Voluntary years of service incentive program expenses	—	—	—	3,553	—	3,553	—
Add: Federal income tax expense related to re-measurement of net deferred tax asset due to tax reform legislation	—	—	—	—	31	—	703
Net income (core) (a non-GAAP measure)	$16,384	$16,360	$15,785	$14,230	$17,167	$62,759	$70,620

Calculation of Basic and Diluted Earnings per Common Share (core):
Weighted average common shares outstanding	20,124,553	20,132,117	20,144,651	20,168,498	20,225,993	20,142,306	20,234,792
Dilutive common shares	88,455	76,513	99,758	103,163	95,290	91,065	155,375
Weighted average diluted shares	20,213,008	20,208,630	20,244,409	20,271,661	20,321,283	20,233,371	20,390,167
Basic earnings per common share (core) (a non-GAAP measure)	$0.81	$0.81	$0.78	$0.71	$0.85	$3.12	$3.49
Diluted earnings per common share (core) (a non-GAAP measure)	$0.81	$0.81	$0.78	$0.70	$0.84	$3.10	$3.46

Calculation of Return on Average Tangible Equity:
Net income attributable to BMBC (a GAAP measure)	$16,384	$16,360	$15,785	$10,677	$17,136	$59,206	$63,792
Add: Tax-effected amortization and impairment of intangible assets	753	754	755	741	787	3,003	2,888
Net tangible income (numerator)	$17,137	$17,114	$16,540	$11,418	$17,923	$62,209	$66,680

Average shareholders' equity	$606,508	$595,311	$581,465	$572,086	$556,306	$588,955	$541,585
Less: Average Noncontrolling interest	694	693	688	685	681	690	684
Less: Average goodwill and intangible assets	(203,663)	(204,637)	(205,593)	(206,716)	(207,893)	(205,143)	(207,343)
Net average tangible equity (denominator)	$403,539	$391,367	$376,560	$366,055	$349,094	$384,502	$334,926

Return on tangible equity (a non-GAAP measure)	16.85%	17.35%	17.62%	12.65%	20.37%	16.18%	19.91%

Calculation of Return on Average Tangible Equity (core):
Net income (core) (a non-GAAP measure)	$16,384	$16,360	$15,785	$14,230	$17,167	$62,759	$70,620
Add: Tax-effected amortization and impairment of intangible assets	753	754	755	741	787	3,003	2,888
Net tangible income (core) (numerator)	$17,137	$17,114	$16,540	$14,971	$17,954	$65,762	$73,508

Average shareholders' equity	$606,508	$595,311	$581,465	$572,086	$556,306	$588,955	$541,585
Less: Average Noncontrolling interest	694	693	688	685	681	690	684
Less: Average goodwill and intangible assets	(203,663)	(204,637)	(205,593)	(206,716)	(207,893)	(205,143)	(207,343)
Net average tangible equity (denominator)	$403,539	$391,367	$376,560	$366,055	$349,094	$384,502	$334,926

Return on tangible equity (core) (a non-GAAP measure)	16.85%	17.35%	17.62%	16.59%	20.40%	17.10%	21.95%

Bryn Mawr Bank Corporation
Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)
(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended					As of or For the Twelve Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Calculation of Tangible Equity Ratio (BMBC):
Total shareholders' equity	$612,227	$600,935	$590,155	$575,107	$564,704
Less: Noncontrolling interest	695	694	693	686	685
Less: Goodwill and intangible assets	(203,143)	(204,096)	(205,050)	(206,006)	(207,467)
Net tangible equity (numerator)	$409,779	$397,533	$385,798	$369,787	$357,922

Total assets	$5,263,259	$4,828,641	$4,736,565	$4,631,993	$4,652,485
Less: Goodwill and intangible assets	(203,143)	(204,096)	(205,050)	(206,006)	(207,467)
Tangible assets (denominator)	$5,060,116	$4,624,545	$4,531,515	$4,425,987	$4,445,018

Tangible equity ratio (BMBC)(1)	8.10%	8.60%	8.51%	8.35%	8.05%

Calculation of Tangible Equity Ratio (BMTC):
Total shareholders' equity	$624,030	$641,565	$625,464	$605,985	$591,695
Less: Noncontrolling interest	695	694	693	686	685
Less: Goodwill and intangible assets	(190,694)	(191,572)	(192,450)	(193,329)	(194,715)
Net tangible equity (numerator)	$434,031	$450,687	$433,707	$413,342	$397,665

Total assets	$5,247,649	$4,813,704	$4,721,394	$4,616,724	$4,637,481
Less: Goodwill and intangible assets	(190,694)	(191,572)	(192,450)	(193,329)	(194,715)
Tangible assets (denominator)	$5,056,955	$4,622,132	$4,528,944	$4,423,395	$4,442,766

Tangible equity ratio (BMTC)(1)	8.58%	9.75%	9.58%	9.34%	8.95%

Calculation of Return on Average Assets (core)
Return on average assets (GAAP)	1.36%	1.36%	1.36%	0.95%	1.54%	1.26%	1.47%
Effect of adjustment to GAAP net income to core net income	—%	—%	—%	0.32%	—%	0.08%	0.15%
Return on average assets (core)	1.36%	1.36%	1.36%	1.27%	1.54%	1.34%	1.62%

Calculation of Return on Average Equity (core)
Return on average equity (GAAP)	10.72%	10.90%	10.89%	7.57%	12.22%	10.05%	11.78%
Effect of adjustment to GAAP net income to core net income	—%	—%	—%	2.52%	0.02%	0.61%	1.26%
Return on average equity (core)	10.72%	10.90%	10.89%	10.09%	12.24%	10.66%	13.04%

Calculation of Tax-equivalent net interest margin adjusting for the impact of purchase accounting
Tax-equivalent net interest margin	3.36%	3.54%	3.55%	3.75%	3.79%	3.55%	3.80%
Effect of fair value marks	0.10%	0.15%	0.12%	0.21%	0.27%	0.15%	0.24%
Tax-equivalent net interest margin adjusting for the impact of purchase accounting	3.26%	3.39%	3.43%	3.54%	3.52%	3.40%	3.56%
(1)Capital Ratios for the current quarter are to be considered preliminary until the Call Reports are filed.

Bryn Mawr Bank Corporation
Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)
(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended					As of or For the Twelve Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Calculation of Tax-equivalent net interest income adjusting for the impact of purchase accounting
Tax-equivalent net interest income	$36,096	$37,518	$36,737	$37,776	$38,114	$148,127	$149,910
Effect of fair value marks	1,083	1,574	1,287	2,144	2,695	6,088	9,642
Tax-equivalent net interest income adjusting for the impact of purchase accounting	$35,013	$35,944	$35,450	$35,632	$35,419	$142,039	$140,268

Calculation of Efficiency Ratio:
Noninterest expense	$36,430	$35,173	$35,188	$39,724	$34,845	$146,515	$140,303
Less: certain noninterest expense items*:
Amortization of intangibles	(953)	(954)	(956)	(938)	(997)	(3,801)	(3,656)
Due diligence, merger-related and merger integration expenses	—	—	—	—	—	—	(7,761)
Voluntary years of service incentive program expenses	—	—	—	(4,498)	—	(4,498)	—
Noninterest expense (adjusted) (numerator)	$35,477	$34,219	$34,232	$34,288	$33,848	$138,216	$128,886

Noninterest income	$23,255	$19,455	$20,221	$19,253	$18,097	$82,184	$75,982
Less: non-core noninterest income items:
Gain on sale of investment securities available for sale	—	—	—	—	—	—	(7)
Noninterest income (core)	$23,255	$19,455	$20,221	$19,253	$18,097	$82,184	$75,975
Net interest income	35,985	37,398	36,611	37,647	37,987	147,641	149,471
Noninterest income (core) and net interest income (denominator)	$59,240	$56,853	$56,832	$56,900	$56,084	$229,825	$225,446

Efficiency ratio	59.89%	60.19%	60.23%	60.26%	60.35%	60.14%	57.17%

Supplemental Loan and Allowance Information Used to Calculate Non-GAAP Measures
Total Allowance	$22,602	$20,777	$21,182	$20,616	$19,426
Less: Allowance on acquired loans	76	102	106	97	97
Allowance on originated loans and leases	$22,526	$20,675	$21,076	$20,519	$19,329

Total Allowance	$22,602	$20,777	$21,182	$20,616	$19,426
Loan mark on acquired loans	10,905	11,948	14,174	15,841	17,822
Total Allowance + Loan mark	$33,507	$32,725	$35,356	$36,457	$37,248

Total Portfolio loans and leases	$3,689,313	$3,540,747	$3,534,665	$3,523,514	$3,427,154
Less: Originated loans and leases	3,320,816	3,137,769	3,088,849	3,032,270	2,885,251
Net acquired loans	$368,497	$402,978	$445,816	$491,244	$541,903
Add: Loan mark on acquired loans	10,905	11,948	14,174	15,841	17,822
Gross acquired loans (excludes loan mark)	$379,402	$414,926	$459,990	$507,085	$559,725
Originated loans and leases	3,320,816	3,137,769	3,088,849	3,032,270	2,885,251
Total Gross portfolio loans and leases	$3,700,218	$3,552,695	$3,548,839	$3,539,355	$3,444,976
*In calculating the Corporation's efficiency ratio, which is used by Management to identify the cost of generating each dollar of core revenue, certain non-core income and expense items as well as the amortization of intangible assets, are excluded.